-more- April 29, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance Higher Year-Over-Year Rocky Mountain Region Volumes TULSA, Okla. - April 29, 2025 - ONEOK, Inc. (NYSE: OKE) today announced higher first quarter 2025 results and affirmed full-year 2025 financial guidance. Higher First Quarter 2025 Results, Compared With First Quarter 2024: • Net income of $691 million (includes noncontrolling interests). • Net income attributable to ONEOK of $636 million, resulting in $1.04 per diluted share. • Adjusted EBITDA of $1.78 billion (includes $31 million of transaction costs). • 15% increase in Rocky Mountain region NGL raw feed throughput volumes. • 7% increase in Rocky Mountain region natural gas volumes processed. "ONEOK’s solid first quarter results highlight the strength of our integrated system, disciplined growth strategy and dedicated employees," said Pierce H. Norton II, ONEOK president and chief executive officer. “Higher year-over-year volumes in the Rocky Mountain region, along with contributions from recent strategic acquisitions and growth initiatives, drove performance during the quarter,” added Norton. "We expect continued execution on acquisition-related synergies, the completion of organic growth projects and the demand for our services to support growth throughout 2025, creating additional shareholder value.” Exhibit 99.1

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 2 -more- FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS Three Months Ended March 31, 2025 2024 (Millions of dollars, except per share amounts) Net income (a) $ 691 $ 639 Net income attributable to ONEOK (a) $ 636 $ 639 Diluted earnings per common share (a) $ 1.04 $ 1.09 Adjusted EBITDA (b) $ 1,775 $ 1,441 Operating income (a) $ 1,220 $ 1,064 Operating costs $ 752 $ 569 Depreciation and amortization $ 380 $ 254 Equity in net earnings from investments $ 108 $ 76 Maintenance capital $ 74 $ 74 Capital expenditures (includes maintenance) $ 629 $ 512 (a) Amounts for the three months ended March 31, 2025, include $42 million of transaction costs, related primarily to the EnLink acquisition, resulting in a net impact of 5 cents per diluted share after tax. (b) Amounts for the three months ended March 31, 2025, include $31 million of transaction costs related primarily to the EnLink acquisition. Transaction costs of $11 million were noncash and not included in adjusted EBITDA. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. HIGHLIGHTS: • On Jan. 31, 2025, ONEOK completed the acquisition of EnLink Midstream (EnLink). • In February 2025, ONEOK announced joint ventures to construct a 400,000-barrel per day (bpd) liquified petroleum gas (LPG) export terminal in Texas City, Texas, and a pipeline connecting ONEOK’s Mont Belvieu storage facility to the new terminal. • In March 2025, ONEOK repaid $250 million of 3.2% senior notes at maturity with cash on hand. • In March 2025, ONEOK repurchased 190,000 shares of common stock for $17.4 million under its $2 billion share repurchase program, bringing total repurchases under the program to 1.865 million shares for $189 million since its inception in January 2024. • In April 2025, ONEOK declared a quarterly dividend of $1.03 per share, or $4.12 per share annualized. • As of March 31, 2025: ◦ No borrowings outstanding under ONEOK's $3.5 billion credit agreement. ◦ $141 million of cash and cash equivalents.

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 3 -more- FIRST QUARTER 2025 FINANCIAL PERFORMANCE ONEOK reported first quarter 2025 net income attributable to ONEOK and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $636 million and $1.78 billion, respectively. Results were driven primarily by a full quarter of adjusted EBITDA from EnLink and Medallion, and higher natural gas liquids (NGL) and natural gas processing volumes in the Rocky Mountain region. Results were partially offset by increased operating costs due primarily to higher employee-related costs from the growth of ONEOK’s operations, and no earnings in 2025 from assets divested in 2024. Additionally, first quarter 2025 adjusted EBITDA included $31 million of transaction costs related primarily to the EnLink acquisition. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended March 31, Natural Gas Liquids Segment 2025 2024 (Millions of dollars) Adjusted EBITDA $ 635 $ 588 Capital expenditures $ 171 $ 253 The increase in first quarter 2025 adjusted EBITDA, compared with first quarter 2024, primarily reflects: • A $64 million increase due to adjusted EBITDA from EnLink; and • An $11 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline; offset by • A $15 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory; and • A $13 million increase in operating costs due primarily to higher employee-related costs from the growth of ONEOK’s operations. Refined Products and Crude Segment Three Months Ended March 31, Refined Products and Crude Segment 2025 2024 (Millions of dollars) Adjusted EBITDA $ 471 $ 381 Capital expenditures $ 141 $ 42

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 4 -more- The increase in first quarter 2025 adjusted EBITDA, compared with first quarter 2024, primarily reflects: • A $92 million increase due to adjusted EBITDA from Medallion and EnLink; • A $13 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher BridgeTex earnings and higher Saddlehorn earnings due to ONEOK’s 10% ownership interest increase in March 2024; and • A $13 million decrease in operating costs due primarily to lower outside services; offset by • A $27 million decrease in optimization and marketing due primarily to lower liquids blending differentials. Natural Gas Gathering and Processing Segment Three Months Ended March 31, Natural Gas Gathering and Processing Segment 2025 2024 (Millions of dollars) Adjusted EBITDA $ 491 $ 306 Capital expenditures $ 241 $ 116 The increase in first quarter 2025 adjusted EBITDA, compared with first quarter 2024, primarily reflects: • A $213 million increase due to adjusted EBITDA from EnLink; and • A $16 million increase from higher volumes due primarily to increased production and the impact of winter weather in the Rocky Mountain region in 2024; offset by • A $19 million decrease due primarily to lower realized NGL prices, net of hedging, and lower average fee rates; offset partially by higher realized natural gas and condensate prices, net of hedging; • A $16 million increase in operating costs due primarily to higher employee-related costs and accruals for methane fees in 2025; and • A $6 million decrease from the divestiture of certain non-strategic assets in 2024. Natural Gas Pipelines Segment Three Months Ended March 31, Natural Gas Pipelines Segment 2025 2024 (Millions of dollars) Adjusted EBITDA $ 212 $ 165 Capital expenditures $ 62 $ 79

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 5 -more- The increase in first quarter 2025 adjusted EBITDA, compared with first quarter 2024, primarily reflects: • An $80 million increase due to adjusted EBITDA from EnLink; offset by • A $32 million decrease due to the interstate natural gas pipeline divestiture. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on April 30, 2025. The call will also be webcast. To participate in the conference call, dial 877-883-0383, entry number 3676307, or log on to the webcast at www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 1067147. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 6 -more- This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward- looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability; • the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in Refined Products, crude oil and natural gas; • the economic or other impact of announced or future tariffs; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of increased attention to ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage;

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 7 -more- • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to operate certain joint-venture assets and to provide other services; • our ability to use net operating losses and certain tax attributes; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that the EnLink and Medallion businesses will not be integrated successfully; • our ability to effectively manage our expanded operations following closing of recent acquisitions; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Other than as required under securities laws, ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 8 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended March 31, (Unaudited) 2025 2024 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 6,912 $ 3,928 Services and other 1,131 853 Total revenues 8,043 4,781 Cost of sales and fuel (exclusive of items shown separately below) 5,655 2,897 Operations and maintenance 655 483 Depreciation and amortization 380 254 General taxes 97 86 Transaction costs 42 3 Other operating income, net (6) (6) Operating income 1,220 1,064 Equity in net earnings from investments 108 76 Other income, net 2 7 Interest expense (net of capitalized interest of $10 and $12, respectively) (442) (300) Income before income taxes 888 847 Income taxes (197) (208) Net income 691 639 Less: Net income attributable to noncontrolling interests (55) — Net income attributable to ONEOK 636 639 Less: Preferred stock dividends — — Net income available to common shareholders $ 636 $ 639 Basic earnings per common share $ 1.04 $ 1.09 Diluted earnings per common share $ 1.04 $ 1.09 Average shares (millions) Basic 611.4 584.2 Diluted 612.5 585.7

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 9 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS March 31, Dec. 31, (Unaudited) 2025 2024 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 141 $ 733 Accounts receivable, net 2,651 2,326 Inventories 905 748 Other current assets 419 431 Total current assets 4,116 4,238 Property, plant and equipment Property, plant and equipment 52,888 52,274 Accumulated depreciation and amortization 6,658 6,339 Net property, plant and equipment 46,230 45,935 Other assets Investments in unconsolidated affiliates 2,405 2,316 Goodwill 8,094 8,091 Intangible assets, net 3,002 3,039 Other assets 416 450 Total other assets 13,917 13,896 Total assets $ 64,263 $ 64,069

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 10 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) March 31, Dec. 31, (Unaudited) 2025 2024 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 2,059 $ 1,059 Short-term borrowings 200 — Accounts payable 2,437 2,187 Commodity imbalances 319 260 Accrued interest 461 511 Other current liabilities 707 702 Total current liabilities 6,183 4,719 Long-term debt, excluding current maturities 29,781 31,018 Deferred credits and other liabilities Deferred income taxes 5,591 5,451 Other deferred credits 588 748 Total deferred credits and other liabilities 6,179 6,199 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at March 31, 2025, and at Dec. 31, 2024 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 651,056,373 shares and outstanding 624,626,545 shares at March 31, 2025; issued 609,713,834 shares and outstanding 583,110,633 shares at Dec. 31, 2024 7 6 Paid-in capital 20,721 16,354 Accumulated other comprehensive loss (123) (96) Retained earnings 1,569 1,579 Treasury stock, at cost: 26,429,828 shares at March 31, 2025, and 26,603,201 shares at Dec. 31, 2024 (810) (807) Total ONEOK shareholders’ equity 21,364 17,036 Noncontrolling interests in consolidated subsidiaries 756 5,097 Total equity 22,120 22,133 Total liabilities and equity $ 64,263 $ 64,069

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Three Months Ended March 31, (Unaudited) 2025 2024 (Millions of dollars) Operating activities Net income $ 691 $ 639 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 380 254 Equity in net earnings from investments (108) (76) Distributions received from unconsolidated affiliates 101 78 Deferred income taxes 170 180 Other, net 14 23 Changes in assets and liabilities: Accounts receivable (322) 6 Inventories, net of commodity imbalances (113) (179) Accounts payable 281 (29) Risk-management assets and liabilities (34) (144) Other assets and liabilities, net (156) (156) Cash provided by operating activities 904 596 Investing activities Capital expenditures (less allowance for equity funds used during construction) (629) (512) Purchases of and contributions to unconsolidated affiliates (82) (92) Other, net 17 26 Cash used in investing activities (694) (578) Financing activities Dividends paid (643) (578) Short-term borrowings, net 200 320 Repurchase of common stock (30) — Repayment of long-term debt (250) — Other, net (79) (33) Cash used in financing activities (802) (291) Change in cash and cash equivalents (592) (273) Cash and cash equivalents at beginning of period 733 338 Cash and cash equivalents at end of period $ 141 $ 65

ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance

April 29, 2025

Page 12

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended March 31, 2025		2024	
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$**	**203**	$	173
Depreciation and amortization	**$**	**113**	$	85
Adjusted EBITDA from unconsolidated affiliates	**$**	**28**	$	17
Adjusted EBITDA	**$**	**635**	$	588
Raw feed throughput (*MBbl/d*) (a)		**1,293**		1,241
Average Conway-to-Mont Belvieu Oil Price Information Service price differential - ethane in ethane/propane mix (*$/gallon*)	**$**	**0.00**	$	0.00
Capital expenditures	**$**	**171**	$	253
(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services.				
Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	**$**	**217**	$	210
Depreciation and amortization	**$**	**116**	$	80
Adjusted EBITDA from unconsolidated affiliates	**$**	**48**	$	35
Adjusted EBITDA	**$**	**471**	$	381
Refined products volume shipped (*MBbl/d*) (a)		**1,401**		1,411
Crude oil volume shipped (*MBbl/d*) (a)		**1,846**		747
Capital expenditures	**$**	**141**	$	42
(a) Includes volumes for consolidated entities only.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$**	**250**	$	113
Depreciation and amortization	**$**	**126**	$	70
Adjusted EBITDA from unconsolidated affiliates	**$**	**2**	$	2
Adjusted EBITDA	**$**	**491**	$	306
Natural gas processed (*MMcf/d*) (a)		**5,250**		2,187
Capital expenditures	**$**	**241**	$	116
(a) Includes volumes for consolidated entities only. Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$**	**51**	$	51
Depreciation and amortization	**$**	**23**	$	18
Adjusted EBITDA from unconsolidated affiliates	**$**	**61**	$	47
Adjusted EBITDA	**$**	**212**	$	165
Natural gas transportation capacity contracted (*MDth/d*) (a)		**4,663**		4,485
Transportation capacity contracted (a)		**97 %**		97 %
Capital expenditures	**$**	**62**	$	79
(a) Includes capacity contracted for consolidated Oklahoma and Texas intrastate pipeline entities only.				

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ONEOK Announces Higher First Quarter 2025 Earnings; Affirms 2025 Financial Guidance April 29, 2025 Page 13 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended March 31, (Unaudited) 2025 2024 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 691 $ 639 Interest expense, net of capitalized interest 442 300 Depreciation and amortization 380 254 Income taxes 197 208 Adjusted EBITDA from unconsolidated affiliates 139 101 Equity in net earnings from investments (108) (76) Noncash compensation expense and other (a) 34 15 Adjusted EBITDA $ 1,775 $ 1,441 Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment adjusted EBITDA: Natural Gas Gathering and Processing $ 491 $ 306 Natural Gas Liquids 635 588 Natural Gas Pipelines 212 165 Refined Products and Crude 471 381 Other (a) (34) 1 Adjusted EBITDA $ 1,775 $ 1,441 (a) The three months ended March 31, 2025, included transaction costs related primarily to the EnLink acquisition of $31 million included within other and $11 million included within noncash compensation expense and other.